EXHIBIT 16.1

         Letter from Stark Winter Schenkein & Co.,LLP pursuant to Item 304
         (a)(3) of Regulation S-B


         Stark Winter Schenkein & Co., LLP
         6514 Sundew Ct.
         Bradenton, FL 34202

         7535 East Hampden Ave. Suite 109
         Denver, CO 80321

         November 17, 2005

         United States Securities & Exchange Commission
         100 F Street, NE
         Washington, D.C.20549

         Ladies & Gentlemen:

         We have read the disclosures on the Form 8K report filed on or about November 17, 2005 and we are in agreement with the statements contained therein, as they pertain to our engagement and subsequent resignation.

          Very truly yours,

         /s/ STARK WINTER SCHENKEIN & Co., LLP